UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

The Hartford Mutual Funds II, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

APPROVED Solicitation Script

The Hartford Funds

The Hartford Municipal Real Return Fund

Meeting Date: June 28, 2018

Toll Free Number: 833-795-8489

Inbound Greeting:

Thank you for calling the Broadridge Proxy Services Center for The Hartford Municipal Real Return Fund. My name is <Agent Name> and this call is being recorded for quality assurance. How may I assist you today?

General Outbound Greeting:

Hello, may I please speak with Mr./Ms. <full name as it appears on registration>?

Hello Mr./Ms. <Shareholder’s Last Name>. My name is <agent name> and I am a proxy voting specialist calling on behalf of The Hartford Municipal Real Return Fund on a recorded line to confirm you have received the proxy materials for the special meeting of shareholders scheduled for June 28, 2018. Have you received proxy materials?

Near Meeting Date Outbound Greeting:

Hello, may I please speak with Mr./Ms. <full name as it appears on registration>?

Hello Mr./Ms.<last name>. My name is <agent name> and I am a proxy voting specialist calling on behalf of The Hartford Municipal Real Return Fund on a recorded line to confirm you have received the proxy materials for the special meeting of shareholders scheduled in just a few days on June 28, 2018. Have you received proxy materials?

Adjournment Outbound Greeting:

Hello, may I please speak with Mr./Ms. <full name as it appears on registration>?

Hi Mr. /Ms.                          , my name is <Agent Name> and I am a proxy voting specialist calling on a recorded line on behalf of your current investment with The Hartford Municipal Real Return Fund.  Due to the lack of shareholder participation, special Meeting of Shareholders has been adjourned to <date/time>.  Have you received proxy materials?

Voting:

Your board has recommended a vote IN FAVOR of the proposal.  Would you like to vote along with the recommendations of the board for all of your accounts?

Thank you, I am recording your <for, against, abstain> vote.  For confirmation purposes, please state your full name.

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And according to our records, you currently reside in <read street address, city, and state > is that correct? For confirmation purposes, please state your zip code.

Thank you.  You will receive a confirmation of your voting instructions within 5 days.  If you have any questions, please contact us at this toll free number 833-795-8489.

Mr./Ms. <Shareholder’s Last Name>, your vote is important and your time is appreciated.  Thank you and have a good <day, evening, night>.

If Unsure of voting or does not want to vote along with the recommendation of the Board:

Would you like me to review the proposal with you?   <After review, ask them if they would like to vote now over the phone>.

If not received/Requesting material to be re-mailed:

I can resend the proxy materials to you, or I can review the proposal with you and record your vote immediately by phone. <Pause for response>

After review, ask them if they would like to vote now over the phone:

Your Board recommends that you vote “FOR” the proposal. Would you like to vote along with the recommendations of the Board for all your accounts?

If they don’t want proposal reviewed:

Do you have an email address this can be sent to? <If yes, enter the email address in the notes and read it back phonetically to the shareholder.>

Thank you.  You should receive the proxy materials shortly and the materials will inform you of the methods available to cast your vote, one of which is to call us back at 833-795-8489.

If Not Interested:

I am sorry for the inconvenience. Please be aware that as a shareholder, your vote is very important.  Please fill out and return your proxy card at your earliest convenience.  If you would rather not do that, you can always vote via the other methods outlined in the proxy materials. Thank you again for your time today, and have a wonderful day/evening.

Registered holder wants a new proxy card/or their control number <send complete contact information name, address, control #, & shares to Broadridge>:

Your control number can be found on your proxy card. I can arrange to have a new proxy card sent to you. However, I can record your voting instructions right now so that it will be represented at the upcoming meeting.  Your board is recommending you vote FOR the proposals…

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Beneficial holder wants a new VIF/or their control number:

Your control number can be found on your Vote Instruction Form. You can contact your broker/financial advisor and they can arrange to have a new voting instruction form sent to you.  However, I can record your voting instructions right now so that it will be represented at the upcoming meeting.  Your board is recommending you vote FOR the proposals…

ANSWERING MACHINE MESSAGE:

Hello, my name is <Agent Name> and I am a proxy voting specialist calling on behalf of The Hartford Municipal Real Return Fund. You should have received proxy material electronically or in the mail concerning the special Meeting of Shareholders to be held on June 28, 2018.

Your vote is very important.  Please sign, date and promptly mail your proxy card in the postage-paid envelope provided.  Internet and telephone voting are also available.  To vote over the Internet please follow the instructions provided in the proxy materials.  If you have any questions, would like to vote over the telephone or need new proxy materials, call toll-free at 833-795-8489 and a proxy voting specialist will assist you.  Specialists are available Monday through Friday, 9AM to 10PM Eastern Time.  Voting takes just a few moments and will benefit all shareholders. Thank you for your prompt attention to this matter.

AUTOMATED ANSWERING MACHINE MESSAGE:

Hello, this is the Broadridge Proxy Services Center calling with an important message on behalf of The Hartford Municipal Real Return Fund.  You should have received proxy material electronically or in the mail concerning the special Meeting of Shareholders to be held on June 28, 2018.

Your vote is very important.  Please sign, date and promptly mail your proxy card in the postage-paid envelope provided.  Internet and telephone voting are also available.  To vote over the Internet please follow the instructions provided in the proxy materials.  If you have any questions, would like to vote over the telephone or need new proxy materials, call toll-free at 833-795-8489 and a proxy voting specialist will assist you.  Specialists are available Monday through Friday, 9AM to 10PM Eastern Time.  Voting takes just a few moments and will benefit all shareholders. Thank you for your prompt attention to this matter.

FUND RECORDED ANSWERING MACHINE MESSAGE 1:

Hello, this is <Fund Representative> calling you with an important message concerning your investment with The Hartford Municipal Real Return Fund.  You should have received proxy material electronically or in the mail concerning the special Meeting of Shareholders to be held on June 28, 2018.

Your vote is very important.  Please sign, date and promptly mail your proxy card in the postage-paid envelope provided.  Internet and telephone voting are also available.  To vote

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over the Internet please follow the instructions provided in the proxy materials.  If you have any questions, would like to vote over the telephone or need new proxy materials, call toll-free at 833-795-8489 and a proxy voting specialist will assist you.  Specialists are available Monday through Friday, 9AM to 10PM Eastern Time.  Voting takes just a few moments and will benefit all shareholders. Thank you for your prompt attention to this matter.

FUND RECORDED ANSWERING MACHINE MESSAGE 2:

Hello, this is <Fund Representative> calling you with an important message concerning your investment with The Hartford Municipal Real Return Fund.  You should have received proxy material electronically or in the mail concerning the special Meeting of Shareholders to be held on June 28, 2018. The meeting date is fast approaching and we need your help.

Your vote is very important.  Please sign, date and promptly mail your proxy card in the postage-paid envelope provided.  Internet and telephone voting are also available.  To vote over the Internet please follow the instructions provided in the proxy materials.  If you have any questions, would like to vote over the telephone or need new proxy materials, call toll-free at 833-795-8489 and a proxy voting specialist will assist you.  Specialists are available Monday through Friday, 9AM to 10PM Eastern Time.  Voting takes just a few moments and will benefit all shareholders. Thank you for your prompt attention to this matter.

FUND RECORDED ANSWERING MACHINE MESSAGE 3:

Hello, this is <Fund Representative> calling you with an urgent message concerning your investment with The Hartford Municipal Real Return Fund.  You have probably received several messages concerning this special meeting either electronically, by mail or by phone. That is because the meeting date is just a few days away on June 28, 2018 and we need your help.

Your vote is very important.  Please sign, date and promptly mail your proxy card in the postage-paid envelope provided.  Internet and telephone voting are also available.  To vote over the Internet please follow the instructions provided in the proxy materials.  If you have any questions, would like to vote over the telephone or need new proxy materials, call toll-free at 833-795-8489 and a proxy voting specialist will assist you.  Specialists are available Monday through Friday, 9AM to 10PM Eastern Time.  Voting takes just a few moments and will benefit all shareholders. Thank you for your prompt attention to this matter.

INBOUND - CLOSED RECORDING:

Thank you for calling the Broadridge Proxy Services Center. Our offices are now closed.  Please call us back during our normal business hours which are, Monday through Friday, 9AM to 10PM Eastern Time.  Thank you.

INBOUND - CALL IN QUEUE MESSAGE:

Thank you for calling the Broadridge Proxy Services Center.  Our proxy specialists are currently assisting other shareholders.  Your call is important to us.  Please continue to hold and your call will be answered in the order in which it was received.

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END OF CAMPAIGN MESSAGE:

Thank you for calling the Broadridge Proxy Services Center. The Shareholder meeting has been held and as a result, this toll free number is no longer in service for proxy related calls. If you have questions about your investment, please contact your Financial Advisor or the fund company directly.  Thank you and have a nice day.

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May 14, 2018	ADMIN 12-18

Proxy Statements to be Mailed to Shareholders of The Hartford Municipal Real Return Fund

As previously communicated in February 2018, the Board of Directors of The Hartford Mutual Funds II, Inc. has approved the reorganization of The Hartford Municipal Real Return Fund (“Acquired Fund”) into The Hartford Municipal Opportunities Fund (“The Municipal Opportunities Fund”, together with the Acquired Fund, the “Funds”) on or about July 16, 2018, subject to shareholder approval (“Reorganization”). The Reorganization will be based on the net asset value of each Fund’s shares as of the close of regular trading on the New York Stock Exchange on July 13, 2018.

A Special Meeting of Shareholders (“Meeting”) of The Hartford Municipal Real Return Fund will be held on June 28, 2018 at 10:00 a.m. Eastern Time at the offices of Hartford Funds Management Company, LLC (“HFMC”), 690 Lee Road, Wayne, Pennsylvania 19087. The combined Proxy Statement/Prospectus (“Proxy Statement”) will be mailed to shareholders of record as of April 30, 2018.

What Proposal will shareholders be asked to consider at the upcoming Meeting?

Description of Proposal

The proposal seeks the approval of the Reorganization of The Hartford Municipal Real Return Fund into The Hartford Municipal Opportunities Fund.

Why is the Acquired Fund being reorganized into The Municipal Opportunities Fund?

The Reorganization is being proposed to address the Acquired Fund’s ongoing low asset levels and lack of growth. The Acquired Fund and The Municipal Opportunities Fund have similar investment objectives and strategies and, in addition, both Funds are sub-advised by Wellington Management Company LLP (“Wellington”) and offer access to experienced portfolio managers within Wellington.

How would the Reorganization benefit the Acquired Fund and its shareholders?

The Reorganization is expected to benefit the Acquired Fund’s shareholders by: (1) addressing the small asset levels and lack of growth of the Acquired Fund by reorganizing it into a larger fund, The Municipal Opportunities Fund, which is anticipated to provide a greater opportunity to realize economies of scale; and (2) offering shareholders of the Acquired Fund investment in a fund that has generated stronger absolute performance for the 1-, 3- and 5-year periods ending December 31, 2017. In addition, the net expense ratio of each class of the combined fund immediately after the Reorganization is expected to be the same or lower than the expense ratio of the corresponding class of the Acquired Fund immediately prior to Reorganization.

Would the Reorganization be considered a taxable event?

It is anticipated that the Reorganization will qualify as a tax-free reorganization for federal income tax purposes. Accordingly, neither the Acquired Fund, The Municipal Opportunities Fund, nor the shareholders of these Funds are expected to recognize any gain or loss for federal income tax purposes. However, the Acquired Fund is expected to sell certain assets in anticipation of the Reorganization. Sales of the Acquired Fund’s assets could result in taxable gains to shareholders, as well as increased transaction costs regardless of the fact that the Reorganization itself is expected to be tax-free.

Who would bear the costs of the Reorganization?

HFMC, or its affiliates, will bear all costs associated with the Reorganization whether or not the Reorganization is consummated, other than brokerage-related expenses and other similar transaction costs, which will be borne by the respective Fund, as applicable.

Can a shareholder exchange or redeem shares of the Acquired Fund prior to the Reorganization?

Yes. A shareholder may exchange its Acquired Fund shares, as described in the Acquired Fund’s prospectus as well as in the section entitled “More Information regarding the Funds — Exchanging Shares” in the Proxy Statement, for shares of another Hartford Fund, before the Reorganization takes place. A shareholder may also redeem its shares at any time before the Reorganization takes place, as set forth in the Acquired Fund’s prospectus. If a shareholder chooses to do so, the request will be treated as a normal exchange or redemption of shares and may be a taxable transaction.

FOR FINANCIAL ADVISOR AND INSTITUTIONAL INVESTOR USE ONLY – NOT FOR USE WITH THE GENERAL PUBLIC
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The Acquired Fund was closed to new investors effective March 30, 2018. Existing shareholders are able to purchase shares of the Acquired Fund through the close of business on or about July 13, 2018. No purchases of the Acquired Fund’s shares will be allowed after that time.

Does the Board recommend that shareholders approve the Reorganization?

Yes. The Board recommends that shareholders vote FOR the Reorganization.

How can shareholders vote?

Shareholders can vote:

•        By mail: complete and return their proxy card in the enclosed pre-addressed postage-paid envelope.

•        By telephone: call the toll-free number listed on the proxy card and follow the recorded instructions.

•        By internet: go to www.proxyvote.com and follow the on-screen instructions.

Whichever method shareholders choose, they should take the time to read the Proxy Statement before voting.

When should shareholders vote?

Shareholders should vote as soon as possible. They can submit their vote at any time before the date of the Meeting. Representatives of HFMC, HFMC’s affiliates, or Broadridge Financial Solutions, Inc., a firm authorized by HFMC to assist in the solicitation of proxies, may be contacting shareholders urging them to vote on the Reorganization.

Where can shareholders obtain additional information about the Proxy Statement?

A copy of the Proxy Statement can be requested and information about voting can be obtained by calling the toll-free number 1- 833-795-8489 to reach a live representative on or after May 17, 2018.

All investments are subject to risk, including the possible loss of principal. There is no guarantee the Funds will achieve their stated objective.

Investors should carefully consider a fund’s investment objectives, risks, charges and expenses. This and other important information is contained in the fund’s prospectus and summary prospectus (if available), which can be obtained by visiting hartfordfunds.com. Please read it carefully before investing.

Mutual funds are distributed by Hartford Funds Distributors, LLC (HFD), Member FINRA. Advisory services are provided by Hartford Funds Management Company, LLC (HFMC). Certain funds are sub-advised by Wellington Management Company. HFD and HFMC are not affiliated with any sub-adviser.

FOR FINANCIAL ADVISOR AND INSTITUTIONAL INVESTOR USE ONLY – NOT FOR USE WITH THE GENERAL PUBLIC
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